Pricing Supplement dated August 28, 2007
     (To the Prospectus dated January 5, 2007; Prospectus
     Supplement dated February 28, 2007; and Product Prospectus
     Supplement dated March 6, 2007)

     ===========================================================================

     [RBC LOGO]                            $26,712,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

     ===========================================================================

     Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to fifty-nine (59) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 August 28, 2007

Issuance Date:                August 31, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:      November 27, 2007

         Maturity Date:       November 30, 2007

         Coupon Payment       September 28, 2007, October 31, 2007 and November
         Date (s):            30, 2007

Six Month Notes:

         Valuation Date:      February 26, 2008

         Maturity Date:       February 29, 2008

         Coupon Payment       September 28, 2007, October 31, 2007, November 30,
         Date (s):            2007, December 31, 2007, January 31, 2008 and
                              February 29, 2008

Twelve Month Notes:

         Valuation Date:      August 26, 2008

         Maturity Date:       August 29, 2008

         Coupon Payment       September 28, 2007, October 31, 2007, November 30,
         Date (s):            2007, December 31, 2007, January 31, 2008,
                              February 29, 2008, March 31, 2008, April 30, 2008,
                              May 30, 2008, June 30, 2008, July 31, 2008 and
                              August 29, 2008

Reference Stock:

No.  Principal   Reference Stock                        Ticker  Coupon  Strike   Barrier      Term    Monitoring Method     CUSIP
---  ---------   ---------------                        ------  ------  ------   -------      ----    -----------------     -----
     Amount                                                      Rate    Price    Price
     ------                                                      ----    -----    -----
215  $  146,000  Baidu.com, Inc.                         BIDU   11.00%  $199.69  $139.78    3 month   Close of Trading Day 78008EPP6

216  $  567,000  Blue Nile, Inc.                         NILE   17.65%  $ 79.15  $ 55.41    3 month   Close of Trading Day 78008EPQ4

217  $1,297,000  General Motors Corporation              GM     12.35%  $ 29.18  $ 20.43    3 month   Close of Trading Day 78008EPR2

218  $  221,000  Continental Airlines, Inc.              CAL    14.35%  $ 29.53  $ 20.67    3 month   Close of Trading Day 78008EPS0

219  $   74,000  AMR Corporation                         AMR    27.10%  $ 23.36  $ 18.69    3 month   Close of Trading Day 78008EPT8

220  $  930,000  The Bear Stearns Companies Inc.         BSC    19.50%  $108.42  $ 86.74    3 month   Close of Trading Day 78008EPU5

221  $   85,000  Lehman Brothers Holdings Inc.           LEH    15.70%  $ 54.28  $ 43.42    3 month   Close of Trading Day 78008EPV3

222  $  483,000  Washington Mutual, Inc.                 WM     10.40%  $ 35.81  $ 28.65    3 month   Close of Trading Day 78008EPW1

223  $  295,000  Countrywide Financial Corporation       CFC    15.75%  $ 19.31  $ 13.52    3 month   Close of Trading Day 78008EPX9

224  $  526,000  Merrill Lynch & Co., Inc.               MER    13.85%  $ 72.00  $ 57.60    3 month   Close of Trading Day 78008EPY7

225  $  220,000  Moody's Corporation                     MCO    17.85%  $ 44.83  $ 35.86    3 month   Close of Trading Day 78008EPZ4

226  $  225,000  Nucor Corporation                       NUE    17.05%  $ 51.22  $ 40.98    3 month   Close of Trading Day 78008EQA8

227  $  134,000  Schlumberger Limited                    SLB    11.05%  $ 91.31  $ 73.05    3 month   Close of Trading Day 78008EQB6

228  $ 1,484,000 Ford Motor Company                      F      15.90%  $  7.51  $  5.63    3 month   Close of Trading Day 78008EQC4

230  $  667,000  General Motors Corporation              GM     19.10%  $ 29.18  $ 23.34    3 month   Close of Trading Day 78008EQE0

231  $  300,000  NYSE Euronext                           NYX    13.00%  $ 71.07  $ 56.86    3 month   Close of Trading Day 78008EQF7

232  $1,112,000  Elan Corporation plc                    ELN    19.15%  $ 18.86  $ 13.20    3 month   Close of Trading Day 78008EQG5

233  $  340,000  CONSOL Energy Inc.                      CNX    17.20%  $ 38.86  $ 31.09    3 month   Close of Trading Day 78008EQH3

234  $  395,000  BE Aerospace, Inc.                      BEAV   19.10%  $ 36.85  $ 29.48    3 month   Close of Trading Day 78008EQJ9

236  $  284,000  Cummins Inc.                            CMI    10.80%  $109.31  $ 87.45    3 month   Close of Trading Day 78008EQL4

237  $  842,000  KBR, Inc.                               KBR    18.15%  $ 32.24  $ 25.79    3 month   Close of Trading Day 78008EQM2

238  $   10,000  CommScope, Inc.                         CTV    14.85%  $ 52.45  $ 41.96    3 month   Close of Trading Day 78008EQN0

239  $  272,000  Elan Corporation plc                    ELN    27.95%  $ 18.86  $ 15.09    3 month   Close of Trading Day 78008EQQ3

240  $ 1,184,000 Citigroup Inc.                          C       9.15%  $ 46.14  $ 36.91    6 month   Close of Trading Day 78008EQR1

241  $ 2,228,000 Wells Fargo & Company                   WFC     8.95%  $ 35.20  $ 28.16    6 month   Close of Trading Day 78008EQS9

242  $    35,000 Legg Mason, Inc.                        LM     10.10%  $ 85.18  $ 68.14    6 month   Close of Trading Day 78008EQT7

243  $  547,000  iShares MSCI Brazil Index Fund          EWZ    13.60%  $ 56.68  $ 45.34    6 month   Close of Trading Day 78008EQU4

244  $   26,000  Potash Corporation of Saskatchewan Inc. POT    12.30%  $ 82.98  $ 58.09    6 month   Close of Trading Day 78008EQV2

245  $   94,000  AMR Corporation                         AMR    18.85%  $ 23.36  $ 16.35    6 month   Close of Trading Day 78008EQW0

246  $   97,000  Arch Coal, Inc.                         ACI    11.00%  $ 29.16  $ 20.41    6 month   Close of Trading Day 78008EQX8

247  $   25,000  The Bear Stearns Companies Inc.         BSC    13.50%  $108.42  $ 75.89    6 month   Close of Trading Day 78008EQY6

248  $  407,000  Cisco Systems, Inc.                     CSCO   10.00%  $ 30.41  $ 24.33    6 month   Close of Trading Day 78008EQZ3

249  $  415,000  Washington Mutual, Inc.                 WM     13.15%  $ 35.81  $ 28.65    6 month   Close of Trading Day 78008ERA7

250  $1,308,000  General Motors Corporation              GM     11.85%  $ 29.18  $ 17.51    6 month   Close of Trading Day 78008ERB5

252  $  178,000  Moody's Corporation                     MCO    12.80%  $ 44.83  $ 31.38    6 month   Close of Trading Day 78008ERE9

253  $   10,000  NYSE Euronext                           NYX    15.00%  $ 71.07  $ 56.86    6 month   Close of Trading Day 78008ERF6

254  $   99,000  Anheuser-Busch Companies, Inc.          BUD     7.00%  $ 47.68  $ 38.14    6 month   Close of Trading Day 78008ERG4

255  $  253,000  Solarfun Power Holdings Co., Limited    SOLF   19.30%  $ 10.17  $  7.12    6 month   Close of Trading Day 78008ERH2

                                      P-2

256  $   28,000  SonoSite, Inc.                          SONO   12.85%  $ 28.37  $ 22.70    6 month   Close of Trading Day 78008ERJ8

257  $  395,000  Amgen Inc.                              AMGN    8.45%  $ 49.01  $ 39.21    6 month   Close of Trading Day 78008ERK5

258  $  581,000  The Dow Chemical Company                DOW     9.90%  $ 41.70  $ 33.36    6 month   Close of Trading Day 78008ERL3

259  $  500,000  NovaGold Resources Inc.                 NG     15.20%  $ 13.82  $  9.67    6 month   Close of Trading Day 78008ERM1

260  $  133,000  Caterpillar Inc.                        CAT    10.40%  $ 74.16  $ 59.33    6 month   Close of Trading Day 78008ERN9

261  $   42,000  Fluor Corporation                       FLR    11.90%  $119.16  $ 95.33    6 month   Close of Trading Day 78008ERP4

262  $  150,000  Deere & Company                         DE     13.25%  $126.42  $101.14    6 month   Close of Trading Day 78008ERQ2

263  $  187,000  The Shaw Group Inc.                     SGR    13.75%  $ 47.41  $ 33.19    6 month   Close of Trading Day 78008ERR0

264  $  204,000  American Capital Strategies, Ltd.       ACAS   12.10%  $ 39.17  $ 27.42    6 month   Close of Trading Day 78008ERS8

265  $  480,000  C.H. Robinson Worldwide, Inc.           CHRW   11.70%  $ 47.59  $ 38.07    6 month   Close of Trading Day 78008ERT6

266  $  122,000  Advanced Micro Devices, Inc.            AMD    17.60%  $ 11.66  $  8.16    6 month   Close of Trading Day 78008ERU3

267  $  424,000  NutriSystem, Inc.                       NTRI   17.60%  $ 50.10  $ 35.07    6 month   Close of Trading Day 78008ERV1

268  $  314,000  Annheuser-Busch Companies, Inc.         BUD     7.30%  $ 47.68  $ 38.14    12 month  Close of Trading Day 78008ERW9

269  $   63,000  eBay Inc.                               EBAY    9.80%  $ 32.91  $ 26.33    12 month  Close of Trading Day 78008ERX7

270  $  335,000  Corning Incorporated                    GLW    10.45%  $ 22.94  $ 18.35    12 month  Close of Trading Day 78008ERY5

271  $  735,000  SonoSite, Inc.                          SONO   10.95%  $ 28.37  $ 22.70    12 month  Close of Trading Day 78008ERZ2

272  $  454,000  The Dow Chemical Company                DOW     9.20%  $ 41.70  $ 33.36    12 month  Close of Trading Day 78008ESA6

273  $   94,000  Nighthawk Radiology Holdings, Inc.      NHWK   12.25%  $ 20.87  $ 14.61    12 month  Close of Trading Day 78008ESB4

274  $1,104,000  Microsft Corporation                    MSFT    7.00%  $ 27.93  $ 22.34    12 month  Close of Trading Day 78008ESC2

275  $  768,000  NutriSystem, Inc.                       NTRI   14.00%  $ 50.10  $ 30.06    12 month  Close of Trading Day 78008ESD0

276  $1,784,000  Pfizer, Inc                             PFE     8.00%  $ 24.47  $ 19.58    12 month  Close of Trading Day 78008ESE8

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                    Proceeds to Royal Bank of
                               Price to Public            Agent's Commission                 Canada
                               ---------------            ------------------                 ------
Per Note
RevCon No. 215                            100%                         1.75%                           98.25%
                                      $146,000                     $2,555.00                      $143,445.00

RevCon No. 216                            100%                         1.50%                           98.50%
                                      $567,000                     $8,505.00                      $558,495.00

RevCon No. 217                            100%                         1.25%                           98.75%
                                    $1,297,000                    $16,212.50                    $1,280,787.50

RevCon No. 218                            100%                         1.25%                           98.75%
                                      $221,000                     $2,762.50                      $218,237.50

RevCon No. 219                            100%                         1.50%                           98.50%
                                       $74,000                     $1,110.00                       $72,890.00

RevCon No. 220                            100%                         1.50%                           98.50%
                                      $930,000                    $13,950.00                      $916,050.00

RevCon No. 221                            100%                         1.50%                           98.50%
                                       $85,000                     $1,275.00                       $83,725.00

RevCon No. 222                            100%                         1.50%                           98.50%
                                      $483,000                     $7,245.00                      $475,755.00

RevCon No. 223                            100%                         1.50%                           98.50%
                                      $295,000                     $4,425.00                      $290,575.00

                                      P-4

RevCon No. 224                            100%                         1.50%                           98.50%
                                      $526,000                     $7,890.00                      $518,110.00

RevCon No. 225                            100%                         1.50%                           98.50%
                                      $220,000                     $3,300.00                      $216,700.00

RevCon No. 226                            100%                         1.50%                           98.50%
                                      $225,000                     $3,375.00                      $221,625.00

RevCon No. 227                            100%                         1.50%                           98.50%
                                      $134,000                     $2,010.00                      $131,990.00

RevCon No. 228                            100%                         1.50%                           98.50%
                                    $1,484,000                    $22,260.00                    $1,461,740.00

RevCon No. 230                            100%                         1.75%                           98.25%
                                      $667,000                    $11,672.50                      $655,327.50

RevCon No. 231                            100%                         1.75%                           98.25%
                                      $300,000                     $5,250.00                      $294,750.00

RevCon No. 232                            100%                         1.25%                           98.75%
                                    $1,112,000                    $13,900.00                    $1,098,100.00

RevCon No. 233                            100%                         1.25%                           98.75%
                                      $340,000                     $4,250.00                      $335,750.00

RevCon No. 234                            100%                         1.50%                           98.50%
                                      $395,000                     $5,925.00                      $389,075.00

RevCon No. 236                            100%                         1.75%                           98.25%
                                      $284,000                     $4,970.00                      $279,030.00

RevCon No. 237                            100%                         1.50%                           98.50%
                                      $842,000                    $12,630.00                      $829,370.00

RevCon No. 238                            100%                         1.75%                           98.25%
                                       $10,000                       $175.00                        $9,825.00

RevCon No. 239                            100%                         1.50%                           98.50%
                                      $272,000                     $4,080.00                      $267,920.00

RevCon No. 240                            100%                         1.75%                           98.25%
                                    $1,184,000                    $20,720.00                    $1,163,280.00

RevCon No. 241                            100%                         1.75%                           98.25%
                                    $2,228,000                    $38,990.00                    $2,189,010.00

RevCon No. 242                            100%                         1.75%                           98.25%
                                       $35,000                       $612.50                       $34,387.50

RevCon No. 243                            100%                         2.00%                           98.00%
                                      $547,000                    $10,940.00                      $536,060.00

RevCon No. 244                            100%                         1.50%                           98.50%
                                       $26,000                       $390.00                       $25,610.00

RevCon No. 245                            100%                         1.50%                           98.50%
                                       $94,000                     $1,410.00                       $92,590.00

                                      P-5

RevCon No. 246                            100%                         1.75%                           98.25%
                                       $97,000                     $1,697.50                       $95,302.50

RevCon No. 247                            100%                         1.50%                           98.50%
                                       $25,000                       $375.00                       $24,625.00

RevCon No. 248                            100%                         1.50%                           98.50%
                                      $407,000                     $6,105.00                      $400,895.00

RevCon No. 249                            100%                         1.75%                           98.25%
                                      $415,000                     $7,262.50                      $407,737.50

RevCon No. 250                            100%                         1.75%                           98.25%
                                    $1,308,000                    $22,890.00                    $1,285,110.00

RevCon No. 252                            100%                         2.00%                           98.00%
                                      $178,000                     $3,560.00                      $174,440.00

RevCon No. 253                            100%                         2.00%                           98.00%
                                       $10,000                       $200.00                        $9,800.00

RevCon No. 254                            100%                         2.00%                           98.00%
                                       $99,000                     $1,980.00                       $97,020.00

RevCon No. 255                            100%                         1.50%                           98.50%
                                      $253,000                     $3,795.00                      $249,205.00

RevCon No. 256                            100%                         1.50%                           98.50%
                                       $28,000                       $420.00                       $27,580.00

RevCon No. 257                            100%                         1.75%                           98.25%
                                      $395,000                     $6,912.50                      $388,087.50

RevCon No. 258                            100%                         1.75%                           98.25%
                                      $581,000                    $10,167.50                      $570,832.50

RevCon No. 259                            100%                         1.50%                           98.50%
                                      $500,000                     $7,500.00                      $492,500.00

RevCon No. 260                            100%                         2.00%                           98.00%
                                      $133,000                     $2,660.00                      $130,340.00

RevCon No. 261                            100%                         1.75%                           98.25%
                                       $42,000                       $735.00                       $41,265.00

RevCon No. 262                            100%                         1.75%                           98.25%
                                      $150,000                     $2,625.00                      $147,375.00

RevCon No. 263                            100%                         1.75%                           98.25%
                                      $187,000                     $3,272.50                      $183,727.50

RevCon No. 264                            100%                         1.75%                           98.25%
                                      $204,000                     $3,570.00                      $200,430.00

RevCon No. 265                            100%                         1.50%                           98.50%
                                      $480,000                     $7,200.00                      $472,800.00

                                      P-6

RevCon No. 266                            100%                         1.75%                           98.25%
                                      $122,000                     $2,135.00                      $119,865.00

RevCon No. 267                            100%                         1.50%                           98.50%
                                      $424,000                     $6,360.00                      $417,640.00

RevCon No. 268                            100%                         2.50%                           97.50%
                                      $314,000                     $7,850.00                      $306,150.00

RevCon No. 269                            100%                         2.00%                           98.00%
                                       $63,000                     $1,260.00                       $61,740.00

RevCon No. 270                            100%                         2.50%                           97.50%
                                      $335,000                     $8,375.00                      $326,625.00

RevCon No. 271                            100%                         2.00%                           98.00%
                                      $735,000                    $14,700.00                      $720,300.00

RevCon No. 272                            100%                         2.00%                           98.00%
                                      $454,000                     $9,080.00                      $444,920.00

RevCon No. 273                            100%                         2.50%                           97.50%
                                       $94,000                     $2,350.00                       $91,650.00

RevCon No. 274                            100%                         2.75%                           97.25%
                                    $1,104,000                    $30,360.00                    $1,073,640.00

RevCon No. 275                            100%                         2.00%                           98.00%
                                      $768,000                    $15,360.00                      $752,640.00

RevCon No. 276                            100%                         2.75%                           97.25%
                                    $1,784,000                    $49,060.00                    $1,734,940.00

                         RBC Capital Markets Corporation
                                 August 28, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below      falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the      any day during the     Hypothetical
                                  Monitoring Period:      Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
  Share Price as Percentage          Maturity as             Maturity as         Shares of the     Percentage of
             of                     Percentage of           Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount        Principal Amount          Stock             Price
      -------------------          ----------------        ----------------          -----             -----
            200.00%                     100.00%                100.00%                n/a              n/a
            175.00%                     100.00%                100.00%                n/a              n/a
            150.00%                     100.00%                100.00%                n/a              n/a
            125.00%                     100.00%                100.00%                n/a              n/a
            100.00%                     100.00%                100.00%                n/a              n/a
            95.00%                      100.00%            Physical or Cash           10              95.00%
                                                           Delivery Amount
            90.00%                      100.00%            Physical or Cash           10              90.00%
                                                           Delivery Amount
            85.00%                      100.00%            Physical or Cash           10              85.00%
                                                           Delivery Amount
            80.00%                      100.00%            Physical or Cash           10              80.00%
                                                           Delivery Amount
            79.50%                        n/a              Physical or Cash           10              79.50%
                                                           Delivery Amount
            50.00%                        n/a              Physical or Cash           10              50.00%
                                                           Delivery Amount
            25.00%                        n/a              Physical or Cash           10              25.00%
                                                           Delivery Amount
             0.00%                        n/a              Physical or Cash           10               0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (BIDU): 4.92% of each stated interest payment (11.00% in total) will be treated as an interest payment and 6.08% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NILE): 4.92% of each stated interest payment (17.65% in total) will be treated as an interest payment and 12.73% of each stated interest payment (17.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.92% of each stated interest payment (12.35% in total) will be treated as an interest payment and 7.43% of each stated interest payment (12.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CAL): 4.92% of each stated interest payment (14.35% in total) will be treated as an interest payment and 9.43% of each stated interest payment (14.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMR): 4.92% of each stated interest payment (27.10% in total) will be treated as an interest payment and 22.18% of each stated interest payment (27.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSC): 4.92% of each stated interest payment (19.50% in total) will be treated as an interest payment and 14.58% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LEH): 4.92% of each stated interest payment (15.70% in total) will be treated as an interest payment and 10.78% of each stated interest payment (15.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): 4.92% of each stated interest payment (10.40% in total) will be treated as an interest payment and 5.48% of each stated interest payment (10.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CFC): 4.92% of each stated interest payment (15.75% in total) will be treated as an interest payment and 10.83% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MER): 4.92% of each stated interest payment (13.85% in total) will be treated as an interest payment and 8.93% of each stated interest payment (13.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MCO): 4.92% of each stated interest payment (17.85% in total) will be treated as an interest payment and 12.93% of each stated interest payment (17.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NUE): 4.92% of each stated interest payment (17.05% in total) will be treated as an interest payment and 12.13% of each stated interest payment (17.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SLB): 4.92% of each stated interest payment (11.05% in total) will be treated as an interest payment and 6.13% of each stated interest payment (11.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 4.92% of each stated interest payment (15.90% in total) will be treated as an interest payment and 10.98% of each stated interest payment (15.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.92% of each stated interest payment (19.10% in total) will be treated as an interest payment and 14.18% of each stated interest payment (19.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 4.92% of each stated interest payment (13.00% in total) will be treated as an interest payment and 8.08% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.92% of each stated interest payment (19.15% in total) will be treated as an interest payment and 14.23% of each stated interest payment (19.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CNX): 4.92% of each stated interest payment (17.20% in total) will be treated as an interest payment and 12.28% of each stated interest payment (17.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BEAV): 4.92% of each stated interest payment (19.10% in total) will be treated as an interest payment and 14.18% of each stated interest payment (19.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CMI): 4.92% of each stated interest payment (10.80% in total) will be treated as an interest payment and 5.88% of each stated interest payment (10.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KBR): 4.92% of each stated interest payment (18.15% in total) will be treated as an interest payment and 13.23% of each stated interest payment (18.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CTV): 4.92% of each stated interest payment (14.85% in total) will be treated as an interest payment and 9.93% of each stated interest payment (14.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.92% of each stated interest payment (27.95% in total) will be treated as an interest payment and 23.03% of each stated interest payment (27.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): 4.92% of each stated interest payment (9.15% in total) will be treated as an interest payment and 4.23% of each stated interest payment 9.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): 4.92% of each stated interest payment (8.95% in total) will be treated as an interest payment and 4.03% of each stated interest payment (8.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LM): 4.92% of each stated interest payment (10.10% in total) will be treated as an interest payment and 5.18% of each stated interest payment (10.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EWZ): 4.92% of each stated interest payment (13.60% in total) will be treated as an interest payment and 8.68% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (POT): 4.92% of each stated interest payment (12.30% in total) will be treated as an interest payment and 7.38% of each stated interest payment (12.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMR): 4.92% of each stated interest payment (18.85% in total) will be treated as an interest payment and 13.93% of each stated interest payment (18.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): 4.92% of each stated interest payment (11.00% in total) will be treated as an interest payment and 6.08% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSC): 4.92% of each stated interest payment (13.50% in total) will be treated as an interest payment and 8.58% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CSCO): 4.92% of each stated interest payment (10.00% in total) will be treated as an interest payment and 5.08% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): 4.92% of each stated interest payment (13.15% in total) will be treated as an interest payment and 8.23% of each stated interest payment (13.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.92% of each stated interest payment (11.85% in total) will be treated as an interest payment and 6.93% of each stated interest payment (11.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MCO): 4.92% of each stated interest payment (12.80% in total) will be treated as an interest payment and 7.88% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 4.92% of each stated interest payment (15.00% in total) will be treated as an interest payment and 10.08% each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUD): 4.92% of each stated interest payment (7.00% in total) will be treated as an interest payment and 2.08% of each stated interest payment (7.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SOLF): 4.92% of each stated interest payment (19.30% in total) will be treated as an interest payment and 14.38% of each stated interest payment (19.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SONO): 4.92% of each stated interest payment (12.85% in total) will be treated as an interest payment and 7.93% of each stated interest payment (12.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMGN): 4.92% of each stated interest payment (8.45% in total) will be treated as an interest payment and 3.53% of each stated interest payment (8.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DOW): 4.92% of each stated interest payment (9.90% in total) will be treated as an interest payment and 4.98% of each stated interest payment (9.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NG): 4.92% of each stated interest payment (15.20% in total) will be treated as an interest payment and 10.28% of each stated interest payment (15.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CAT): 4.92% of each stated interest payment (10.40% in total) will be treated as an interest payment and 5.48% of each stated interest payment (10.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FLR): 4.92% of each stated interest payment (11.90% in total) will be treated as an interest payment and 6.98% of each stated interest payment (11.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DE): 4.92% of each stated interest payment (13.25% in total) will be treated as an interest payment and 8.33% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SGR): 4.92% of each stated interest payment (13.75% in total) will be treated as an interest payment and 8.83% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACAS): 4.92% of each stated interest payment (12.10% in total) will be treated as an interest payment and 7.18% of each stated interest payment (12.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CHRW): 4.92% of each stated interest payment (11.70% in total) will be treated as an interest payment and 6.78% of each stated interest payment (11.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): 4.92% of each stated interest payment (17.60% in total) will be treated as an interest payment and 12.68% of each stated interest payment (17.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 4.92% of each stated interest payment (17.60% in total) will be treated as an interest payment and 12.68% of each stated interest payment (17.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUD): 4.92% of each stated interest payment (7.30% in total) will be treated as an interest payment and 2.38% of each stated interest payment (7.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EBAY): 4.92% of each stated interest payment (9.80% in total) will be treated as an interest payment and 4.88% of each stated interest payment (9.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GLW): 4.92% of each stated interest payment (10.45% in total) will be treated as an interest payment and 5.53% of each stated interest payment (10.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SONO): 4.92% of each stated interest payment (10.95% in total) will be treated as an interest payment and 6.03% of each stated interest payment (10.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DOW): 4.92% of each stated interest payment (9.20% in total) will be treated as an interest payment and 4.28% of each stated interest payment (9.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NHWK): 4.92% of each stated interest payment (12.25% in total) will be treated as an interest payment and 7.33% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MSFT): 4.92% of each stated interest payment (7.00% in total) will be treated as an interest payment and 2.08% of each stated interest payment (7.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 4.92% of each stated interest payment (14.00% in total) will be treated as an interest payment and 9.08% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PFE): 4.92% of each stated interest payment (8.00% in total) will be treated as an interest payment and 3.08% of each stated interest payment (8.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Banks's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Baidu.com, Inc. (Baidu) is a Chinese-language Internet search provider. The Company conducts its operations principally through Baidu Online, its wholly owned subsidiary in Beijing, the People's Republic of China. In addition, it conducts part of its operations through Baidu Netcom, a limited liability company in Beijing, the People's Republic of China, which holds the licenses and approvals necessary to operate Baidu's Websites and provide online advertising services. Baidu offers a Chinese-language search platform, which consists of its Websites and certain online application software, as well as Baidu Union, which is its network of third-party Websites and software applications. It primarily provides Chinese language Internet search services to enable users to find information online, including Web pages, news, images and multimedia files, through links provided on its Websites. In April 2006, the Company established Baidu Times, a wholly owned subsidiary in Beijing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51469.

     o Blue Nile, Inc. is an online retailer of diamonds and jewelry. The Company's primary website is located at www.bluenile.com. Blue Nile also operates the www.bluenile.co.uk and www.bluenile.ca Websites in the United Kingdom and Canada, respectively. The Company's Websites showcase thousands of independently certified diamonds and styles of jewelry, including rings, wedding bands, earrings, necklaces, pendants, bracelets and watches. Blue Nile specializes in the customization of diamond jewelry with its Build Your Own feature that offers customers the ability to customize diamond rings, pendants and earrings. Blue Nile's merchandise consists of diamonds and jewelry, with a particular focus on engagement diamonds and settings. The Company's diamond supplier relationships allow it to display suppliers' diamond inventories on the Blue Nile Websites for sale to consumers without holding the diamonds in its inventory until the products are ordered by customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50763.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Continental Airlines, Inc. (Continental) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company operates more than 2,700 daily departures, together with its wholly owned subsidiary, Continental Micronesia, Inc., and regional flights operated on its behalf under capacity purchase agreements with other carriers. As of December 31, 2006, Continental flew to 136 domestic and 126 international destinations, and offered additional connecting service through alliances with domestic and foreign carriers. Continental operates in two segments: mainline and regional. The mainline segment consists of flights to cities using jets with a capacity of greater than 100 seats. As of December 31, 2006, the regional segment consisted of flights with a capacity of 50 or fewer seats. The regional segment is operated primarily by ExpressJet Airlines, Inc., and beginning in January 2007, Chautauqua Airlines, Inc., through capacity purchase agreements.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323.

     o AMR Corporation (AMR) operates primarily in the airline industry through its principal subsidiary, American Airlines, Inc. (American). American is the scheduled passenger airline in the world. At December 31, 2006, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. In addition, AMR Eagle Holding Corporation (AMR Eagle), a wholly owned subsidiary of AMR, owns two regional airlines:
          American Eagle Airlines, Inc. and Executive Airlines, Inc. (Executive) (collectively, the American Eagle carriers). American also contracts with three independently owned regional airlines, which do business as the American Connection (the American Connection carriers). The American Eagle carriers and the American Connection carriers provide connecting service from eight of American's high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08400.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc.

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          acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o The Bear Stearns Companies Inc. is primarily a holding company that through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (Bear Stearns), Bear, Stearns Securities Corp. (BSSC), Bear, Stearns International Limited (BSIL) and Bear Stearns Bank plc (BSB) is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company operates as a securities broker and dealer in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. In February 2007, the Company completed the acquisition of the subprime mortgage banking platform of ECC Capital Corporation's subsidiary, Encore Credit Corp. Encore Credit will retain its brand name and operate as a separate division of the Company's mortgage bank subsidiary, Bear Stearns Residential Mortgage Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08989.

     o Lehman Brothers Holdings Inc. (Lehman Brothers) is primarily engaged in providing financial services. Lehman Brothers provide an array of equity and fixed income sales, trading and research, investment banking services, and investment management and advisory services. It serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company operates in three business segments: Capital Markets, Investment Banking and Investment Management. Capital Markets represents institutional client-flow activities, including prime brokerage, research, mortgage origination and securitization, secondary trading and financing activities in fixed income and equity products. Investment Banking provides advice to its corporate, institutional and government clients on various financial matters. Investment Management provides investment advice and services to institutional and high-net-worth clients on a global basis.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09466.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Countrywide Financial Corporation (Countrywide), incorporated on February 6, 1987, through its subsidiaries, is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting. The Company has five segments:
          Mortgage Banking, which originates, purchases, sells and services non-commercial mortgage loans; Banking, which takes deposits and invest in mortgage loans and home equity lines of credit; Capital Markets, which operates an institutional broker-dealer that primarily specializes in trading and underwriting mortgage-backed securities; Insurance, which offers property, casualty, life and disability insurance as an underwriter and as an insurance agency, and Global

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          Operations, which licenses technology to mortgage lenders in the
          United Kingdom. During the year ended December 31, 2006, Mortgage banking accounted for 48% of the Company's pre-tax earnings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12331-01.

     o Merrill Lynch & Co., Inc. (Merrill Lynch) is a holding company that provides investment, financing, insurance and related services to individuals and institutions on a global basis through its broker, dealer, banking, insurance and other financial services subsidiaries. On September 29, 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers (MLIM) business with BlackRock, Inc. (BlackRock) (the BlackRock merger). The Company owns a 45% voting interest and approximately half of the economic interest of BlackRock. Prior to the BlackRock merger, Merrill Lynch operated in three segments: Global Markets and Investment Banking (GMI), Global Private Client (GPC) and MLIM. Effective with the BlackRock merger, MLIM ceased to exist as a separate business segment. A new business segment, Global Wealth Management (GWM), was created, consisting of GPC and Global Investment Management (GIM). As a result, the Company operates in two segments: GWM and GMI.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

     o Moody's Corporation (Moody's) is a provider of credit ratings, research and analysis covering fixed income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services, and quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Moody's operates in two segments: Moody's Investors Service and Moody's KMV. The Company's customers include a range of corporate and governmental issuers of securities, as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. In December 2006, the Company acquired Wall Street Analytics, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14037.

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. It operates in two segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In February 2005, it purchased the assets of Fort Howard Steel, Inc.'s operations in Oak Creek, Wisconsin. In June 2005, Nucor Corporation's wholly owned subsidiary, Nucor Steel Marion, Inc., purchased the assets of Marion Steel Company. This facility produces angles, flats, rebar, rounds and signposts. As of March 2, 2007, the Company had acquired over 96% interest in Harris Steel Group Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119.

     o Schlumberger Limited (Schlumberger) is an oilfield service company supplying a range of technology services and solutions to the international petroleum industry. It consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry. WesternGeco is an advanced surface seismic company. Schlumberger's products and services include the evaluation and development of oil reservoirs (controlled digging, pumping and testing services), well construction and production consulting, and sale of software programs. The Company also offers storage tank and seismic monitoring services. In May 2007, the Company acquired Insensys Oil & Gas Ltd. On April 28, 2006, Schlumberger acquired the remaining 30% interest in WesternGeco from Baker Hughes Incorporated, thereby making it a wholly owned subsidiary of the Company.

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               o    Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04601.

     o Ford Motor Company (Ford) is a producer of cars and trucks. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Ford operates in two sectors: Automotive and Financial Services. The Automotive sector includes the operations of Ford North America, Ford South America, Ford Europe, Premier Automotive Group, and Ford Asia Pacific and Africa/Mazda segments. The Financial Services sector includes the operations of Ford Motor Credit Company (Ford Credit), which is engaged in vehicle-related financing, leasing, and insurance. During the year ended December 31, 2006, the Company purchased Troller Veiculos Especiais LTDA (Troller), a Brazilian manufacturer of vehicles in the light-duty segment. In February 2007, the Company acquired the Lansvale Holden dealership in the western suburbs of Sydney. In February 2007, Automotive Holdings Group Limited completed the acquisition of the remaining 39.7% interest in Perth Auto Alliance (PAA), from Ford.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950.

     o NYSE Euronext (NYSE Euronext), formerly NYSE Group, Inc. (NYSE Group), is a holding company created by the combination of NYSE Group, Inc. and Euronext N.V. (Euronext). NYSE Euronext operates a liquid exchange group offering a diverse array of financial products and services. The Company brings together six cash equities exchanges in five countries and six derivatives exchanges, and also provides for listings, trading in cash equities, equity and interest rate derivatives, bonds, and the distribution of market data. NYSE Group is a wholly owned subsidiary of NYSE Euronext that operates two securities exchanges: the New York Stock Exchange LLC (the NYSE) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). Euronext operates cash and derivatives exchanges through its subsidiaries in Belgium, France, the Netherlands and Portugal, in addition to services for derivatives markets in the United Kingdom.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o CONSOL Energy Inc. (CONSOL Energy) is a multi-fuel energy producer and energy services provider that primarily serves the electric power generation industry in the United States. Its principal coalbed methane operations produce gas from coal seams (single layers or stratum of coal) with a high gas content. The Company also provides energy services, including river and dock services, terminal services, industrial supply services, coal waste disposal services and land resource services. CONSOL Energy has two principal business units:
          Coal and Gas. The principal activities of the Coal unit are mining, preparation and marketing of steam coal, sold primarily to power generators and metallurgical coal, sold to metal and coke producers. The principal activity of the Gas unit is to produce pipeline quality methane gas for sale primarily to gas wholesalers. In August 2007, CONSOL Energy acquired AMVEST Corporation and certain of its subsidiaries and affiliates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14901.

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     o    BE Aerospace, Inc. is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. The Company sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. Its product categories include commercial aircraft seats, including a line of super first class, first class, business class, tourist class and regional aircraft seats; a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, high-end furniture and cabinetry, and a line of aerospace fasteners, consisting of over 175,000 stock keeping units. On September 1, 2006, the Company acquired New York Fasteners Corp. On July 26, 2006, it acquired Draeger Aerospace GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18348.

     o Cummins Inc. (Cummins) designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and emissions solutions, fuel systems, controls and air handling systems. The Company operates in four segments: Engine, Power Generation, Components and Distribution. The Engine segment manufactures and markets a range of diesel and natural gas-powered engines under the Cummins brand name. The Power Generation segment is an integrated provider of power solutions offering engines, controls, alternators, transfer switches and switchgear. The Components segment produces filters, silencers, and intake and exhaust systems, and supplies turbochargers for commercial applications. The Distribution segment consists of 17 company-owned distributors and 12 joint ventures that distribute Cummins' products and services to end users at approximately 270 locations in over 90 countries and territories.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04949.

     o KBR, Inc. (KBR) is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The Company operates in two segments:
          Energy and Chemicals (E&C) and Government and Infrastructure (G&I). The E&C segment designs and constructs energy and petrochemical projects, including large, technically complex projects in remote locations around the world. The G&I segment delivers on-demand support services across the full military mission cycle from contingency logistics and field support to operations and maintenance on military bases. KBR provides services to a diverse customer base, including international and national oil and gas companies, independent refiners, petrochemical producers, fertilizer producers, and domestic and foreign governments. In April 2007, Halliburton Company completed the separation of KBR. As a result, the two companies are separate and independent of each other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33146.

     o CommScope, Inc. (CommScope) designs and manufactures cable and connectivity solutions for communications networks. The Company focuses on the last mile in communications networks, which is the distribution access, or final link to the customer. CommScope also designs, manufactures and markets a line of high-performance electronic, coaxial and fiber optic cable products for data networking, Internet access, wireless communication, telephony and other broadband applications. In addition, the Company designs and manufactures environmentally secure enclosures to integrate complex equipment for digital subscriber line (DSL) and fiber-to-the-node
          (FTTN) deployments by telecommunication service providers in the United States. It operates 11 manufacturing facilities on five continents and sells its products in more than 120 countries. During the year ended December 31, 2006, the Company operated three business segments: Enterprise, Broadband and Carrier.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12929.

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     o    Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o Wells Fargo & Company is a financial holding company and a bank holding company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. Wells Fargo & Company provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three business segments: Community Banking, Wholesale Banking and Wells Fargo Financial. In April 2007, First Data Corporation acquired the Instant Cash Services business, which includes the Instant Cash Network, from Wells Fargo Bank, N.A., a subsidiary of the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o Legg Mason, Inc. (Legg Mason) is a global asset management company. Acting through its subsidiaries, the Company provides investment management and related services to institutional and individual clients, Company-sponsored mutual funds and other investment vehicles. The Company offers these products and services directly and through various financial intermediaries. It divides its business into three divisions: Managed Investments, Institutional and Wealth Management. Within each of its divisions, the Company provides its services through a number of asset managers, each of which is an individual business that generally markets its products and services under its own brand name.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08529.

     o iShares MSCI Brazil Index Fund (the Fund) seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in the aggregate in the Brazilian market, as measured by the MSCI Brazil Index (the Index). The Index seeks to measure the performance of the Brazilian equity market. The Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. The Fund invests in a representative sample of securities in the Index, which has a similar investment profile as the Index. iShares MSCI Brazil Index Fund's investment advisor is Barclays Global Fund Advisors.

     o Potash Corporation of Saskatchewan Inc. (PCS) is an integrated fertilizer and related industrial and feed products company. During the year ended December 31, 2006, the Company's potash operations represented an estimated 15% of global production, 22% of global potash capacity and 55% of global potash excess capacity. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and one in New Brunswick. During 2006, PCS Joint Venture, Ltd., its subsidiary, sold all of its Florida assets and shut down its Georgia manufacturing facility.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

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     o    Cisco Systems, Inc. designs, manufactures and sells networking and other products related to the communications and information technology industry, and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes. It provides products for transporting data, voice, and video within buildings, across campuses, and worldwide. It conducts its business globally that is managed geographically in five segments: the United States and Canada, European Markets, Emerging Markets, Asia Pacific and Japan. On June 30, 2006, Cisco acquired Metreos Corp. and Audium Corp. In November 2006, it acquired Orative Corp. In January 2007, Cisco acquired Tivella, Inc. In March 2007, it acquired Reactivity, Inc. In April 2007, Cisco acquired NeoPath Networks. In May 2007, it acquired WebEx Communications, Inc. In June 2007, it acquired BroadWare Technologies and IronPort Systems, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18225.

     o Anheuser-Busch Companies, Inc. (Anheuser-Busch) is the holding company of Anheuser-Busch, Incorporated (ABI), a beer brewer. The Company is also the parent corporation to a number of subsidiaries that conduct various other business operations. The Company's operations comprise four segments: domestic beer, international beer, packaging and entertainment, which contributed 74.7%, 6.6%, 10.9% and 7.8%, respectively, of the Company's net sales, during the year ended December 31, 2006. Approximately 93% of the Company's net sales are generated in the United States. Worldwide sales of the Company's beer brands aggregated 125 million barrels in 2006, which comprises domestic and international volume. International volume represents Anheuser-Busch brands produced overseas by company-owned breweries, under license and contract brewing agreements, plus exports from the Company's United States breweries.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07823.

     o Solarfun Power Holdings Co., Ltd. (Solarfun) is a manufacturer of both photovoltaic (PV) cells and PV modules in China. The Company manufactures and sells a variety of PV cells and PV modules using manufacturing process technologies. All of its PV modules are produced using PV cells manufactured at Solarfun's own facilities. Solarfun sells its products both directly to system integrators and through third-party distributors. The Company also provides PV cell processing services for some of its silicon suppliers. Solarfun conducts its business in China, through its operating subsidiary, Jiangsu Linyang Solarfun Co., Ltd. (Linyang China). The Company also incorporated Shanghai Linyang Solar Technology Co., Ltd. (Shanghai Linyang) to provide system integration services in China. Solarfun operates four PV cell production lines, each with 30 megawatts of annual manufacturing capacity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33208.

     o SonoSite, Inc. specializes in the development of hand-carried ultrasound (HCU) systems for use in a variety of medical specialties in a range of clinical settings. The Company designs its products for applications where ultrasound has not typically been used, such as emergency medicine, surgery, critical care, internal medicine and vascular access procedures, as well as for imaging in traditional applications, such as radiology, cardiology, vascular medicine and obstetrics and gynecology (OB/Gyn). The Company's first generation of products includes the 180 and iLook series. The Company offers four types of HCU systems: the MicroMaxx system, TITAN system, 180 series (180PLUS and SonoHeart ELITE) and the iLook series (iLook 15 and 25). In July 2007, SonoSite, Inc. acquired LumenVu, Inc., a privately held, development-stage company based in Philadelphia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23791.

     o Amgen Inc. (Amgen) is a global biotechnology company. It discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. It markets human therapeutic products in the areas of supportive cancer care, nephrology, inflammation and oncology. In September 2006, Vectibix (panitumumab), Amgen's first oncology therapeutic, received the United

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          States Food and Drug Administration approval and became commercially available in October 2006. The Company's principal products include Aranesp (darbepoetin alfa), Neulasta (pegfilgrastim), NEUPOGEN (Filgrastim), EPOGEN (Epoetin alfa) and Enbrel (etanercept). On April 1, 2006, Amgen acquired Vectibix as part of its acquisition of Abgenix, Inc. On October 24, 2006, it acquired Avidia, Inc., which discovered and developed a class of human therapeutic known as Avimer proteins. In July 2007, it acquired Alantos and Ilypsa.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-12477.

     o The Dow Chemical Company (Dow) is a diversified chemical company that offers a range of chemical, plastic and agricultural products and services. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. It services customers in more than 175 countries, helping them to provide from fresh water, food and pharmaceuticals to paints, packaging and personal care. The Company has 150 manufacturing sites in 37 countries and produces more than 3,100 products. Dow operates in six segments: Performance Plastics, Performance Chemicals, Agricultural Sciences, Basic Plastics, Basic Chemicals, and Hydrocarbons and Energy. The Company is also engaged in the property and casualty insurance and reinsurance business primarily through its Liana Limited subsidiaries. In July 2007, the Company acquired Bayer AG's Wolff Walbridge cellulosics business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03433.

     o NovaGold Resources Inc. (NovaGold) is engaged in the exploration of mineral properties in Alaska and Western Canada progressing three of its properties towards development. The Company's primary focus is gold properties some of which have significant copper, silver and zinc resources. The Company conducts its operations through wholly owned subsidiaries and joint ventures. It has assembled a portfolio of gold and polymetallic properties, which include Galore Creek project, the Nome Operations (including Rock Creek, Big Hurrah and Nome Gold) and the Ambler project. Three of these properties are advanced stage exploration projects with defined gold resources, and one property, the Ambler project, is a polymetallic massive sulphide deposit. In addition, NovaGold holds several earlier stage exploration projects that have not advanced to the resource definition stage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31913.

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. During the year ended December 31, 2006, it acquired Progress Rail, an Alabama-based provider of re-manufactured locomotive and railcar products and services to the North American railroad industry. In 2006, the Company acquired a former joint venture engine operation in India, known as Hindustan PowerPlus Limited. It has been renamed Caterpillar Power India Private Limited, and was made a wholly owned subsidiary of the Company. In April 2007, the Company acquired Eurenov S.A.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768.

     o Fluor Corporation (Fluor) is a holding company that, through its subsidiaries, provides engineering, procurement, construction and maintenance services. Fluor serves a number of industries worldwide, including oil and gas, chemical and petrochemicals, life sciences, manufacturing, power, and transportation infrastructure. Fluor is also a primary service provider to the United States Federal Government. It performs operations and maintenance activities for major industrial clients. The Company is aligned into five principal operating segments: Oil and Gas, Industrial and Infrastructure, Government, Global Services and Power. Fluor Constructors International, Inc., which is organized and operates separately from its business segments, provides unionized management, construction and management services in the United States and Canada, both independently and as a subcontractor on projects to its segments.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16129.

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a line of farm equipment and related service parts, including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology, and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses, including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape products and irrigation equipment, and other outdoor power products. In May 2007, the Company completed the acquisition of LESCO, Inc., a supplier of lawn care, landscape, golf course and pest control products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121.

     o The Shaw Group Inc. (Shaw) is a provider of services to the energy, chemical, and environmental and infrastructure industries, including consulting, engineering, construction, remediation and facilities management services to governmental and commercial customers. It is also a vertically integrated provider of technology, engineering, procurement, construction, maintenance, pipe fabrication and consulting services to the energy and chemical industries. The Company operates through segments, which include Environmental and Infrastructure (E&I), Energy and Chemicals (E&C), Fabrication and Manufacturing (F&M), and Maintenance. In October 2006, the Company completed its acquisition of a 20% investment in Westinghouse Electric Company, the provider of power generating technology, equipment, licensing expertise, fuel and services for nuclear plants. In July 2007, the Company acquired Ezeflow (NJ) Inc. (TUBE-LINE), a manufacturer of pipe fittings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227.

     o American Capital Strategies, Ltd. (American Capital) invests in and sponsors management and employee buyouts, invests in private equity-sponsored buyouts, provides capital directly to early stage and mature private and small public companies, invest in commercial mortgage-backed securities (CMBS) and collateralized debt obligation
          (CDO) securities, and invest in investment funds managed by the Company. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations. The Company, through its asset management business, is also a manager of debt and equity investments in private companies. American Capital provides capital directly to private and small public companies for growth, acquisitions or recapitalizations. In April 2007, The Renco Group, Inc.'s wholly owned subsidiary, UNARCO, acquired Kingway from American Capital.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 814-00149.

     o C.H. Robinson Worldwide, Inc. (C.H. Robinson) is a third-party logistics company. The Company provides freight transportation services and logistics solutions to companies of all sizes, in a variety of industries. During the year ended December 31, 2006, the Company handled approximately 5.2 million shipments for more than 25,000 customers. C.H. Robinson operates through a network of 214 offices, in North America, Europe, Asia, and South America. It has developed global multimodal transportation and distribution networks to provide seamless logistics services worldwide. In May, 2006, the Company acquired Payne, Lynch & Associates, Inc. (Payne Lynch), which is a non-asset based third-party logistics company that specializes in flatbed and over dimensional freight brokerage. During 2006, the Company acquired Triune Freight Private Ltd. and Triune Logistics Private Ltd., (collectively Triune), which is a third-party logistics provider based in India.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23189.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o NutriSystem Inc. is a marketer and provider of weight management system based on a portion-controlled, prepared-meal program. The Company's customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with milk, fruit and vegetables. Most of its customers order on an auto delivery basis (Auto-delivery), in which it sends a month's food supply on an ongoing basis until notified by the customer to stop its shipments. The Company's food is shelf stable at room temperature and lasts for up to two years. As part of its weight management program, the Company provides online and telephone counseling, and support to its customers using its trained diet counselors.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28551.

     o eBay Inc. (eBay) provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses. eBay operates in three business segments: Marketplaces, Payments and Communications. Marketplaces segment provides the infrastructure to enable online commerce in a variety of platforms, including the traditional eBay.com platform, Shopping.com, Classifieds Websites and Rent.com. Payments segment, which consists of PayPal, enables individuals or businesses to send and receive payments online. Communications segment, which consists of Skype, enables voice-over Internet protocol calls between Skype users, as well as connectivity to fixed-line and mobile telephones. On February 13, 2007, it completed the acquisition of StubHub, an online marketplace for the resale of event tickets. In May 2007, eBay acquired StumbleUpon, an early-stage company that helps people discover and share content online.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24821.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

     o NightHawk Radiology Holdings, Inc. is a provider of radiology services to radiology groups and hospitals across the United States. The Company's team of American Board of Radiology-certified, United States state-licensed and hospital-privileged radiologists uses its workflow technology to provide radiological interpretations, or reads, remotely to its customers in the United States. The reads that the Company provides consist primarily of off-hours preliminary reads, but also include final and subspecialty interpretations. The preliminary reads it provides are conducted primarily from its centralized reading facilities located in Sydney, Australia and Zurich, Switzerland. In February 2007, the Company acquired Teleradiology Diagnostic Service, Inc., a provider of off-hours teleradiology services. In April 2007, the Company acquired The Radlinx Group. In July 2007, the Company acquired Midwest Physician Services, LLC, the business services division of St. Paul Radiology.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51786.

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company software products include operating systems for servers, personal computers
          (PCs) and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools. It provides consulting and product support services, and trains and certifies computer system integrators and developers. The Company sells the Xbox 360 video game console, the Zune digital music and entertainment device, PC games and peripherals. Online offerings are delivered through its Windows Live, Office Live, and MSN portals and channels. It has five segments:
          Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division. In August 2007, it acquired aQuantive Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278.

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. Pfizer acquired the worldwide rights to Exubera (inhaled insulation therapy) from sanofi-aventis in February 2006. The Company and sanofi-aventis were previously in a worldwide alliance to co-develop, co-promote and co-manufacture Exubera. The Company also acquired the sanofi-aventis rights to the Exubera insulin production facilities located in Frankfurt, Germany, which were previously jointly owned by the Company and sanofi-aventis. The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson in December 2006. In January 2007, Pfizer Animal Health completed the acquisition of Embrex, Inc., an international agricultural biotechnology company that offers Inovoject vaccine-delivery systems.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619.



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through August 28, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                              Baidu.com Inc. (ADS)
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 n/a                    n/a                     n/a
     4/1/2004              6/30/2004                 n/a                    n/a                     n/a
     7/1/2004              9/30/2004                 n/a                    n/a                     n/a
    10/1/2004             12/31/2004                 n/a                    n/a                     n/a

     1/1/2005              3/31/2005                 n/a                    n/a                     n/a
     4/1/2005              6/30/2005                 n/a                    n/a                     n/a
     7/1/2005              9/30/2005               153.98                  27                      64.02
    10/1/2005             12/30/2005                89.7                   60.08                   62.92

     1/1/2006              3/31/2006                69.9                   44.44                   56.07
     4/1/2006              6/30/2006                94.03                  54.25                   82.53
     7/1/2006              9/29/2006                96.67                  67.92                   87.54
    10/1/2006             12/29/2006               128.6799                82.24                  112.69

     1/1/2007              3/31/2007               134.1                   93.44                   96.55
     4/1/2007              6/30/2007               172                     92.8                   167.98
     7/1/2007              8/28/2007               219.25                 161                     199.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Blue Nile Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                n/a                    n/a                     n/a
     4/1/2004              6/30/2004               41.7                   20.5                    37.61
     7/1/2004              9/30/2004               39.27                  21.65                   33.68
    10/1/2004             12/31/2004               35.7                   23.36                   27.62

     1/1/2005              3/31/2005               31.71                  24.15                   27.65
     4/1/2005              6/30/2005               33.29                  24.65                   32.69
     7/1/2005              9/30/2005               35.9                   30.12                   31.64
    10/1/2005             12/30/2005               44.35                  31.65                   40.31

     1/1/2006              3/31/2006               41.62                  29.21                   35.19
     4/1/2006              6/30/2006               37.65                  28.06                   32.16
     7/1/2006              9/29/2006               37.86                  24.1                    36.35
    10/1/2006             12/29/2006               39.99                  33.05                   36.89

     1/1/2007              3/31/2007               42.45                  36.54                   40.66
     4/1/2007              6/30/2007               62.3                   40.53                   60.4
     7/1/2007              8/28/2007               98.50                  60.6858                 79.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                55.55                  44.72                   47.1
     4/1/2004              6/30/2004                50.04                  42.88                   46.59
     7/1/2004              9/30/2004                46.93                  40.53                   42.48
    10/1/2004             12/31/2004                43.29                  36.9                    40.06

     1/1/2005              3/31/2005                40.8                   27.98                   29.39
     4/1/2005              6/30/2005                36.65                  24.67                   34
     7/1/2005              9/30/2005                37.7                   30.21                   30.61
    10/1/2005             12/30/2005                31.5                   18.33                   19.42

     1/1/2006              3/31/2006                24.6                   18.47                   21.27
     4/1/2006              6/30/2006                30.56                  19                      29.79
     7/1/2006              9/29/2006                33.64                  27.12                   33.26
    10/1/2006             12/29/2006                36.56                  28.49                   30.72

     1/1/2007              3/31/2007                37.24                  28.81                   30.64
     4/1/2007              6/30/2007                38.66                  28.86                   37.8
     7/1/2007              8/28/2007                38.27                  29.13                   29.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Continental Airlines Inc. (CI B)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                18.7                   10.85                   12.53
     4/1/2004              6/30/2004                13.93                   9.05                   11.37
     7/1/2004              9/30/2004                11.68                   7.8                     8.52
    10/1/2004             12/31/2004                14.01                   7.63                   13.54

     1/1/2005              3/31/2005                14.19                   8.5                    12.04
     4/1/2005              6/30/2005                15.6                   11.08                   13.28
     7/1/2005              9/30/2005                16.6                    9.03                    9.66
    10/1/2005             12/30/2005                21.97                   9.62                   21.3

     1/1/2006              3/31/2006                28.9                   16.74                   26.9
     4/1/2006              6/30/2006                31.03                  22.51                   29.8
     7/1/2006              9/29/2006                32.04                  22.03                   28.31
    10/1/2006             12/29/2006                46.29                  28.56                   41.25

     1/1/2007              3/31/2007                52.4                   35.22                   36.39
     4/1/2007              6/30/2007                44.1                   32                      33.87
     7/1/2007              8/28/2007                38.79                  26.21                   29.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AMR Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                17.65                  10.25                   12.73
     4/1/2004              6/30/2004                14.5                   10.04                   12.11
     7/1/2004              9/30/2004                12.28                   6.76                    7.33
    10/1/2004             12/31/2004                11.1                    6.34                   10.95

     1/1/2005              3/31/2005                11.65                   7.83                   10.7
     4/1/2005              6/30/2005                14.95                   9.8                    12.11
     7/1/2005              9/30/2005                14.8                   10                      11.18
    10/1/2005             12/30/2005                23.53                  10.77                   22.23

     1/1/2006              3/31/2006                29.14                  18.24                   27.05
     4/1/2006              6/30/2006                29.32                  21.5                    25.42
     7/1/2006              9/29/2006                27.74                  18.78                   23.14
    10/1/2006             12/29/2006                34.4                   23.42                   30.23

     1/1/2007              3/31/2007                41                     29.68                   30.45
     4/1/2007              6/30/2007                34                     24.88                   26.35
     7/1/2007              8/28/2007                29.32                  20.30                   23.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               16.445                 13.1                    15.695
     4/1/2004              6/30/2004               18.495                 13.865                  18.295
     7/1/2004              9/30/2004               18.465                 15.05                   17.745
    10/1/2004             12/31/2004               19.5                   15.93                   17.77

     1/1/2005              3/31/2005               23.765                 16.595                  21.505
     4/1/2005              6/30/2005               27.88                  20.15                   27.235
     7/1/2005              9/30/2005               34.965                 25.14                   33.75
    10/1/2005             12/30/2005               41.1                   30.495                  39.75

     1/1/2006              3/31/2006               44.15                  34.295                  37.97
     4/1/2006              6/30/2006               56.445                 37.1001                 42.37
     7/1/2006              9/29/2006               44.13                  25.88                   28.91
    10/1/2006             12/29/2006               37.03                  25.85                   30.03

     1/1/2007              3/31/2007               33.79                  27.18                   30.69
     4/1/2007              6/30/2007               42.59                  30.33                   34.8
     7/1/2007              8/28/2007               37                     27.76                   29.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Bear Stearns Cos.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                91.76                  78.8                    87.68
     4/1/2004              6/30/2004                89.33                  75.44                   84.31
     7/1/2004              9/30/2004                96.23                  81.11                   96.17
    10/1/2004             12/31/2004               109.85                  86.51                  102.31

     1/1/2005              3/31/2005               106.51                  96.54                   99.9
     4/1/2005              6/30/2005               105.31                  91.27                  103.94
     7/1/2005              9/30/2005               110.17                  98.5                   109.75
    10/1/2005             12/30/2005               119.4                   98.74                  115.53

     1/1/2006              3/31/2006               141.27                 110.39                  138.7
     4/1/2006              6/30/2006               147.77                 120.1                   140.08
     7/1/2006              9/29/2006               147.2289               127.1                   140.1
    10/1/2006             12/29/2006               166.2                  139.55                  162.78

     1/1/2007              3/31/2007               172.61                 138.57                  150.35
     4/1/2007              6/30/2007               159.36                 136.13                  140
     7/1/2007              8/28/2007               145.48                  99.75                  108.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Lehman Brothers Holdings Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               44.86                  38.465                  41.435
     4/1/2004              6/30/2004               42.195                 34.75                   37.625
     7/1/2004              9/30/2004               40.42                  33.625                  39.86
    10/1/2004             12/31/2004               44.73                  38.21                   43.74

     1/1/2005              3/31/2005               48.465                 42.705                  47.08
     4/1/2005              6/30/2005               49.955                 42.96                   49.64
     7/1/2005              9/30/2005               58.97                  48.755                  58.24
    10/1/2005             12/30/2005               66.58                  51.86                   64.085

     1/1/2006              3/31/2006               74.79                  62.91                   72.265
     4/1/2006              6/30/2006               78.845                 58.37                   65.15
     7/1/2006              9/29/2006               74.67                  59.25                   73.86
    10/1/2006             12/29/2006               78.89                  71.08                   78.12

     1/1/2007              3/31/2007               86.18                  68.07                   70.07
     4/1/2007              6/30/2007               82.05                  68.6                    74.52
     7/1/2007              8/28/2007               76.99                  49.06                   54.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                45.47                  39.45                   42.71
     4/1/2004              6/30/2004                44.99                  36.8                    38.64
     7/1/2004              9/30/2004                40.88                  37.54                   39.08
    10/1/2004             12/31/2004                42.5                   37.51                   42.28

     1/1/2005              3/31/2005                42.81                  38.7                    39.5
     4/1/2005              6/30/2005                42.97                  37.75                   40.69
     7/1/2005              9/30/2005                43.9                   39.12                   39.22
    10/1/2005             12/30/2005                45.06                  36.64                   43.5

     1/1/2006              3/31/2006                45.6                   41.57                   42.62
     4/1/2006              6/30/2006                47.01                  42.44                   45.58
     7/1/2006              9/29/2006                46.79                  41.03                   43.47
    10/1/2006             12/29/2006                46.38                  42.01                   45.49

     1/1/2007              3/31/2007                46.02                  38.73                   40.38
     4/1/2007              6/30/2007                44.66                  38.76                   42.64
     7/1/2007              8/28/2007                43.85                  31.27                   35.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Countrywide Financial Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               32.4333                23.0067                 31.9667
     4/1/2004              6/30/2004               36.265                 27.2                    35.125
     7/1/2004              9/30/2004               39.9                   32.745                  39.39
    10/1/2004             12/31/2004               39.93                  30.3                    37.01

     1/1/2005              3/31/2005               38.65                  31.13                   32.46
     4/1/2005              6/30/2005               40.31                  30.54                   38.61
     7/1/2005              9/30/2005               39.64                  32.35                   32.98
    10/1/2005             12/30/2005               36.75                  29.34                   34.19

     1/1/2006              3/31/2006               37.23                  31.86                   36.7
     4/1/2006              6/30/2006               43.67                  35.93                   38.08
     7/1/2006              9/29/2006               39.99                  32.2                    35.04
    10/1/2006             12/29/2006               43.1                   34.5                    42.45

     1/1/2007              3/31/2007               45.26                  33.13                   33.64
     4/1/2007              6/30/2007               42.24                  32.32                   36.35
     7/1/2007              8/28/2007               37.52                  15                      19.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               64.89                  56.97                   59.56
     4/1/2004              6/30/2004               60.74                  51.35                   53.98
     7/1/2004              9/30/2004               54.32                  47.35                   49.72
    10/1/2004             12/31/2004               61.16                  50.01                   59.77

     1/1/2005              3/31/2005               61.99                  56.01                   56.6
     4/1/2005              6/30/2005               57.5                   52                      55.01
     7/1/2005              9/30/2005               61.67                  54.36                   61.35
    10/1/2005             12/30/2005               69.34                  58.64                   67.73

     1/1/2006              3/31/2006               79.32                  67.04                   78.76
     4/1/2006              6/30/2006               81.25                  64.58                   69.56
     7/1/2006              9/29/2006               79.4                   66.69                   78.22
    10/1/2006             12/29/2006               93.93                  77.9                    93.1

     1/1/2007              3/31/2007               98.68                  76.85                   81.67
     4/1/2007              6/30/2007               95                     81.18                   83.58
     7/1/2007              8/28/2007               89.23                  66.94                   72.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Moody's Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               35.5                   29.845                  35.4
     4/1/2004              6/30/2004               35.5                   30.87                   32.33
     7/1/2004              9/30/2004               37.205                 32.3                    36.625
    10/1/2004             12/31/2004               43.86                  35.695                  43.425

     1/1/2005              3/31/2005               44.53                  40.285                  40.43
     4/1/2005              6/30/2005               47.04                  39.55                   44.96
     7/1/2005              9/30/2005               51.89                  44.05                   51.08
    10/1/2005             12/30/2005               62.5                   49.28                   61.42

     1/1/2006              3/31/2006               71.95                  61.09                   71.46
     4/1/2006              6/30/2006               73.29                  49.77                   54.46
     7/1/2006              9/29/2006               65.84                  49.76                   65.38
    10/1/2006             12/29/2006               71.7                    60.6                   69.06

     1/1/2007              3/31/2007               76.09                  58.65                   62.06
     4/1/2007              6/30/2007               73.69                  59.91                   62.2
     7/1/2007              8/28/2007               63.70                  43.69                   44.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Nucor Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               16.645                 13.04                   15.37
     4/1/2004              6/30/2004               19.485                 14.09                   19.19
     7/1/2004              9/30/2004               22.955                 18.135                  22.8425
    10/1/2004             12/31/2004               27.735                 18.76                   26.17

     1/1/2005              3/31/2005               32.765                 23.525                  28.78
     4/1/2005              6/30/2005               29.675                 22.775                  22.81
     7/1/2005              9/30/2005               30.7                   22.87                   29.495
    10/1/2005             12/30/2005               35.105                 25.915                  33.36

     1/1/2006              3/31/2006               54.901                 33.635                  52.395
     4/1/2006              6/30/2006               60.3                   44.8                    54.25
     7/1/2006              9/29/2006               55.94                  45.12                   49.49
    10/1/2006             12/29/2006               67.55                  47.5                    54.66

     1/1/2007              3/31/2007               66.99                  53.2                    65.13
     4/1/2007              6/30/2007               69.93                  56.07                   58.65
     7/1/2007              8/28/2007               64.75                  41.62                   51.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Schlumberger Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               33.375                 26.2655                 31.925
     4/1/2004              6/30/2004               32.35                  27.375                  31.755
     7/1/2004              9/30/2004               33.925                 29.32                   33.655
    10/1/2004             12/31/2004               34.945                 30.505                  33.475

     1/1/2005              3/31/2005               39.16                  31.57                   35.24
     4/1/2005              6/30/2005               39.225                 32.31                   37.97
     7/1/2005              9/30/2005               43.9                   37.425                  42.19
    10/1/2005             12/30/2005               51.49                  38.6501                 48.575

     1/1/2006              3/31/2006               65.875                 49.2                    63.285
     4/1/2006              6/30/2006               74.75                  54                      65.11
     7/1/2006              9/29/2006               68.55                  54.23                   62.03
    10/1/2006             12/29/2006               69.3                   56.85                   63.16

     1/1/2007              3/31/2007               71.17                  55.68                   69.1
     4/1/2007              6/30/2007               89.2                   68.25                   84.94
     7/1/2007              8/28/2007               99.40                  81.26                   91.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Ford Motor Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                17.34                  12.75                   13.57
     4/1/2004              6/30/2004                16.48                  13                      15.65
     7/1/2004              9/30/2004                15.77                  13.61                   14.05
    10/1/2004             12/31/2004                15                     12.61                   14.64

     1/1/2005              3/31/2005                14.75                  10.94                   11.33
     4/1/2005              6/30/2005                11.69                   9.07                   10.24
     7/1/2005              9/30/2005                11.19                   9.55                    9.86
    10/1/2005             12/30/2005                10                      7.57                    7.72

     1/1/2006              3/31/2006                 8.96                   7.39                    7.96
     4/1/2006              6/30/2006                 8.05                   6.17                    6.93
     7/1/2006              9/29/2006                 9.48                   6.06                    8.09
    10/1/2006             12/29/2006                 9.19                   6.85                    7.51

     1/1/2007              3/31/2007                 8.97                   7.43                    7.89
     4/1/2007              6/30/2007                 9.7                    7.67                    9.42
     7/1/2007              8/28/2007                 9.64                   7.49                    7.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 n/a                   n/a                      n/a
     4/1/2004              6/30/2004                 n/a                   n/a                      n/a
     7/1/2004              9/30/2004                 n/a                   n/a                      n/a
    10/1/2004             12/31/2004                 n/a                   n/a                      n/a

     1/1/2005              3/31/2005                 n/a                   n/a                      n/a
     4/1/2005              6/30/2005                 n/a                   n/a                      n/a
     7/1/2005              9/30/2005                 n/a                   n/a                      n/a
    10/1/2005             12/30/2005                 n/a                   n/a                      n/a

     1/1/2006              3/31/2006                90.35                 66.98                    79.25
     4/1/2006              6/30/2006                80.45                 48.62                    68.48
     7/1/2006              9/29/2006                74.83                 56.05                    74.75
    10/1/2006             12/29/2006               112                    71.4                     97.2

     1/1/2007              3/31/2007               109.5                  80.51                    93.75
     4/1/2007              6/30/2007               101                    72.335                   73.62
     7/1/2007              8/28/2007                84.50                 64.26                    71.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               21.02                   6.88                   20.62
     4/1/2004              6/30/2004               25.6                   19.1                    24.74
     7/1/2004              9/30/2004               25.9                   16.45                   23.4
    10/1/2004             12/31/2004               30.45                  20.52                   27.25

     1/1/2005              3/31/2005               29.93                   3                      3.24
     4/1/2005              6/30/2005                8.42                   3.3                     6.82
     7/1/2005              9/30/2005                9.49                   6.72                    8.86
    10/1/2005             12/30/2005               14.51                   7.62                   13.93

     1/1/2006              3/31/2006               16.83                  11.88                   14.44
     4/1/2006              6/30/2006               19.42                  14.06                   16.7
     7/1/2006              9/29/2006               16.85                  13.14                   15.6
    10/1/2006             12/29/2006               16.15                  13.8                    14.75

     1/1/2007              3/31/2007               15.1                   11.7                    13.29
     4/1/2007              6/30/2007               22.4                   13.31                   21.93
     7/1/2007              8/28/2007               23.11                  16.37                   18.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Consol Energy Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Pricing of the         Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               15.005                 10.12                    13.4
     4/1/2004              6/30/2004               18.365                 12.425                   18
     7/1/2004              9/30/2004               19.625                 14.9                     17.445
    10/1/2004             12/31/2004               21.95                  16.055                   20.525

     1/1/2005              3/31/2005               24.625                 18.58                    23.51
     4/1/2005              6/30/2005               27.495                 20.775                   26.79
     7/1/2005              9/30/2005               38.725                 26.85                    38.135
    10/1/2005             12/30/2005               39.905                 26.8                     32.59

     1/1/2006              3/31/2006               37.705                 30                       37.08
     4/1/2006              6/30/2006               49.09                  35.12                    46.72
     7/1/2006              9/29/2006               48.9                   28.067                   31.73
    10/1/2006             12/29/2006               38.71                  28.69                    32.13

     1/1/2007              3/31/2007               39.9                   29.15                    39.13
     4/1/2007              6/30/2007               49.85                  38.37                    46.11
     7/1/2007              8/28/2007               50.21                  34.37                    38.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                BE Aerospace Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                7.71                   5.2                      6.72
     4/1/2004             6/30/2004                8                      5.72                     7.58
     7/1/2004             9/30/2004               11.99                   6.32                     9.1
    10/1/2004            12/31/2004               11.98                   7.9                     11.64

     1/1/2005             3/31/2005               13.1                    9.3                     12
     4/1/2005             6/30/2005               16.48                  10.15                    15.63
     7/1/2005             9/30/2005               17.75                  14.05                    16.57
    10/1/2005            12/30/2005               22.46                  16.06                    22

     1/1/2006             3/31/2006               25.78                  20.25                    25.12
     4/1/2006             6/30/2006               29.6                   18.28                    22.86
     7/1/2006             9/29/2006               25.25                  17.64                    21.09
    10/1/2006            12/29/2006               27.77                  19.088                   25.68

     1/1/2007             3/31/2007               33.8                   25.56                    31.7
     4/1/2007             6/30/2007               41.65                  31.59                    41.3
     7/1/2007             8/28/2007               44.69                  32.20                    36.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Cummins Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                29.42                 24.06                    29.225
     4/1/2004             6/30/2004                33.33                 26.665                   31.25
     7/1/2004             9/30/2004                37.095                29.54                    36.945
    10/1/2004            12/31/2004                42.335                32.8708                  41.895

     1/1/2005             3/31/2005                42.3                  34.295                   35.175
     4/1/2005             6/30/2005                38                    31.795                   37.305
     7/1/2005             9/30/2005                46.94                 36.78                    43.995
    10/1/2005            12/30/2005                46.25                 38.9                     44.865

     1/1/2006             3/31/2006                55.3                  44.346                   52.55
     4/1/2006             6/30/2006                61.375                50.125                   61.125
     7/1/2006             9/29/2006                62.485                54.25                    59.615
    10/1/2006            12/29/2006                69.6                  58.775                   59.09

     1/1/2007             3/31/2007                75.97                 56.32                    72.36
     4/1/2007             6/30/2007               107.23                 72.025                  101.21
     7/1/2007             8/28/2007               126.69                 96                      109.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    KBR Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                n/a                    n/a                      n/a
     4/1/2004             6/30/2004                n/a                    n/a                      n/a
     7/1/2004             9/30/2004                n/a                    n/a                      n/a
    10/1/2004            12/31/2004                n/a                    n/a                      n/a

     1/1/2005             3/31/2005                n/a                    n/a                      n/a
     4/1/2005             6/30/2005                n/a                    n/a                      n/a
     7/1/2005             9/30/2005                n/a                    n/a                      n/a
    10/1/2005            12/30/2005                n/a                    n/a                      n/a

     1/1/2006             3/31/2006                n/a                    n/a                      n/a
     4/1/2006             6/30/2006                n/a                    n/a                      n/a
     7/1/2006             9/29/2006                n/a                    n/a                      n/a
    10/1/2006            12/29/2006               27.63                  17                       26.16

     1/1/2007             3/31/2007               26.1                   19.66                    20.35
     4/1/2007             6/30/2007               29.34                  20.13                    26.23
     7/1/2007             8/28/2007               36.47                  26.31                    32.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 CommScope Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               19.8                   15.86                    16.65
     4/1/2004             6/30/2004               21.55                  15.84                    21.45
     7/1/2004             9/30/2004               22.2                   18.36                    21.6
    10/1/2004            12/31/2004               22.65                  17.15                    18.9

     1/1/2005             3/31/2005               19.23                  13.98                    14.96
     4/1/2005             6/30/2005               18.17                  13.83                    17.41
     7/1/2005             9/30/2005               19.73                  16.87                    17.34
    10/1/2005            12/30/2005               21.13                  16.38                    20.13

     1/1/2006             3/31/2006               29.42                  19.95                    28.55
     4/1/2006             6/30/2006               33.72                  25.92                    31.42
     7/1/2006             9/29/2006               33.67                  25.74                    32.86
    10/1/2006            12/29/2006               35.91                  29.25                    30.48

     1/1/2007             3/31/2007               43.79                  28.28                    42.9
     4/1/2007             6/30/2007               59.82                  41.9                     58.35
     7/1/2007             8/28/2007               63.51                  44.28                    52.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               52.05                  47.99                    51.7
     4/1/2004             6/30/2004               52.88                  44.83                    46.5
     7/1/2004             9/30/2004               47.47                  42.99                    44.12
    10/1/2004            12/31/2004               49.06                  42.1                     48.18

     1/1/2005             3/31/2005               49.99                  44.05                    44.94
     4/1/2005             6/30/2005               48.14                  43.8                     46.23
     7/1/2005             9/30/2005               46.81                  42.91                    45.52
    10/1/2005            12/30/2005               49.76                  44                       48.53

     1/1/2006             3/31/2006               49.58                  44.81                    47.23
     4/1/2006             6/30/2006               50.72                  47.15                    48.25
     7/1/2006             9/29/2006               50.35                  46.22                    49.67
    10/1/2006            12/29/2006               57                     48.83                    55.7

     1/1/2007             3/31/2007               56.28                  48.05                    51.34
     4/1/2007             6/30/2007               55.55                  50.41                    51.29
     7/1/2007             8/28/2007               52.97                  44.66                    46.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               29.49                  27.985                   28.335
     4/1/2004             6/30/2004               29.86                  27.16                    28.615
     7/1/2004             9/30/2004               29.93                  28.06                    29.815
    10/1/2004            12/31/2004               32.02                  28.775                   31.075

     1/1/2005             3/31/2005               31.375                 29.075                   29.9
     4/1/2005             6/30/2005               31.11                  28.885                   30.79
     7/1/2005             9/30/2005               31.435                 29                       29.285
    10/1/2005            12/30/2005               32.35                  28.81                    31.415

     1/1/2006             3/31/2006               32.755                 30.31                    31.935
     4/1/2006             6/30/2006               34.855                 31.9                     33.54
     7/1/2006             9/29/2006               36.89                  33.355                   36.18
    10/1/2006            12/29/2006               36.99                  34.9                     35.56

     1/1/2007             3/31/2007               36.64                  33.01                    34.43
     4/1/2007             6/30/2007               36.49                  33.93                    35.17
     7/1/2007             8/28/2007               37.99                  32.66                    35.20


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Legg Mason Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               63.6133                 51.7667                 61.8533
     4/1/2004             6/30/2004               66.4                    55.6667                 60.6733
     7/1/2004             9/30/2004               60.84                   48.9533                 53.27
    10/1/2004            12/31/2004               73.7                    52.48                   73.26

     1/1/2005             3/31/2005               85.07                   68.1                    78.14
     4/1/2005             6/30/2005              108.14                   69.82                  104.11
     7/1/2005             9/30/2005              118.02                   99.7                   109.69
    10/1/2005            12/30/2005              126.74                  100                     119.69

     1/1/2006             3/31/2006              139.9999                116.6                   125.33
     4/1/2006             6/30/2006              127.47                   92.07                   99.52
     7/1/2006             9/29/2006              102.73                   81.01                  100.86
    10/1/2006            12/29/2006              105.88                   84.4                    95.05

     1/1/2007             3/31/2007              110.17                   93.16                   94.21
     4/1/2007             6/30/2007              106.36                   92.82                   98.38
     7/1/2007             8/28/2007              103.09                   81.99                   85.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      iShares MSCI Brazil (Free) Index Fund
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               18.81                  15                       16.8
     4/1/2004             6/30/2004               17.43                  12.13                    14.71
     7/1/2004             9/30/2004               18.59                  14.64                    18.54
    10/1/2004            12/31/2004               22.35                  17.95                    22.24

     1/1/2005             3/31/2005               25.99                  19.8                     22.78
     4/1/2005             6/30/2005               25.2                   21                       24.82
     7/1/2005             9/30/2005               33.6                   23.5                     33.32
    10/1/2005            12/30/2005               36.23                  28.8                     33.37

     1/1/2006             3/31/2006               43.2                   33.85                    39.95
     4/1/2006             6/30/2006               47                     31.5                     39.12
     7/1/2006             9/29/2006               41.15                  34.99                    38.47
    10/1/2006            12/29/2006               46.96                  38.03                    46.85

     1/1/2007             3/31/2007               49.98                  39.8                     49.22
     4/1/2007             6/30/2007               63.35                  48.85                    61.42
     7/1/2007             8/28/2007               70                     46.61                    56.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Potash Corp. of Saskatchewan Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               14.9167                12.71                   13.8617
     4/1/2004             6/30/2004               16.1667                13.1533                 16.15
     7/1/2004             9/30/2004               21.4167                15.2583                 21.39
    10/1/2004            12/31/2004               28                     20.2167                 27.6867

     1/1/2005             3/31/2005               30.6667                24.302                  29.17
     4/1/2005             6/30/2005               35.5567                26.4233                 31.86
     7/1/2005             9/30/2005               38.3833                30.95                   31.1067
    10/1/2005            12/30/2005               31.1067                24.2567                 26.74

     1/1/2006             3/31/2006               33.08                  26.05                   29.3633
     4/1/2006             6/30/2006               35.4667                26.28                   28.6567
     7/1/2006             9/29/2006               35.4933                27.3433                 34.73
    10/1/2006            12/29/2006               49.0633                33.8333                 47.8267

     1/1/2007             3/31/2007               56.3533                44.05                   53.31
     4/1/2007             6/30/2007               80.85                  52.8233                 77.97
     7/1/2007             8/28/2007               92.82                  71.50                   82.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Cisco Systems Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               29.39                  21.9399                  23.57
     4/1/2004             6/30/2004               24.83                  20.68                    23.7
     7/1/2004             9/30/2004               23.68                  17.53                    18.1
    10/1/2004            12/31/2004               20.35                  17.8                     19.32

     1/1/2005             3/31/2005               19.61                  17.13                    17.89
     4/1/2005             6/30/2005               20.25                  17.0098                  19.08
     7/1/2005             9/30/2005               20.23                  17.2999                  17.92
    10/1/2005            12/30/2005               18.1202                16.83                    17.12

     1/1/2006             3/31/2006               22                     17.179                   21.67
     4/1/2006             6/30/2006               22.0001                19.08                    19.53
     7/1/2006             9/29/2006               23.53                  17.1                     22.98
    10/1/2006            12/29/2006               27.96                  22.8                     27.33

     1/1/2007             3/31/2007               28.99                  24.82                    25.53
     4/1/2007             6/30/2007               28.48                  25.31                    27.85
     7/1/2007             8/28/2007               32.47                  27.79                    30.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Anheuser-Busch Cos. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               54.1                   49.8                     51
     4/1/2004             6/30/2004               54.74                  50.38                    54
     7/1/2004             9/30/2004               54.62                  49.42                    49.95
    10/1/2004            12/31/2004               51.25                  49.49                    50.73

     1/1/2005             3/31/2005               51.32                  47                       47.39
     4/1/2005             6/30/2005               48.49                  44.85                    45.75
     7/1/2005             9/30/2005               46.51                  42.87                    43.04
    10/1/2005            12/30/2005               45.08                  40.15                    42.96

     1/1/2006             3/31/2006               44.17                  40.17                    42.77
     4/1/2006             6/30/2006               47.07                  41.89                    45.59
     7/1/2006             9/29/2006               50                     44.75                    47.51
    10/1/2006            12/29/2006               49.75                  46.05                    49.2

     1/1/2007             3/31/2007               52.25                  47.95                    50.46
     4/1/2007             6/30/2007               55.19                  49.18                    52.16
     7/1/2007             8/28/2007               52.50                  46.74                    47.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Solarfun Power Holdings Co. Ltd. (ADS)
                                     (2007)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                n/a                     n/a                      n/a
     4/1/2004             6/30/2004                n/a                     n/a                      n/a
     7/1/2004             9/30/2004                n/a                     n/a                      n/a
    10/1/2004            12/31/2004                n/a                     n/a                      n/a

     1/1/2005             3/31/2005                n/a                     n/a                      n/a
     4/1/2005             6/30/2005                n/a                     n/a                      n/a
     7/1/2005             9/30/2005                n/a                     n/a                      n/a
    10/1/2005            12/30/2005                n/a                     n/a                      n/a

     1/1/2006             3/31/2006                n/a                     n/a                      n/a
     4/1/2006             6/30/2006                n/a                     n/a                      n/a
     7/1/2006             9/29/2006                n/a                     n/a                      n/a
    10/1/2006            12/29/2006               12.5                     9.9                     11.69

     1/1/2007             3/31/2007               17.1                    10.21                    12.57
     4/1/2007             6/30/2007               17.69                    8.22                    10.19
     7/1/2007             8/28/2007               13.99                    8.68                    10.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SonoSite Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               26.29                  18.57                    21.31
     4/1/2004             6/30/2004               25.15                  18.37                    23.99
     7/1/2004             9/30/2004               27.31                  20.92                    26.05
    10/1/2004            12/31/2004               34.47                  24.94                    33.95

     1/1/2005             3/31/2005               34.98                  23.36                    25.98
     4/1/2005             6/30/2005               33.46                  24.44                    31.04
     7/1/2005             9/30/2005               37.1                   28.9                     29.68
    10/1/2005            12/30/2005               39.78                  26.96                    35.01

     1/1/2006             3/31/2006               42.14                  33.64                    40.64
     4/1/2006             6/30/2006               41.37                  34.2                     39.04
     7/1/2006             9/29/2006               40.22                  26.56                    28.4
    10/1/2006            12/29/2006               34.08                  27.22                    30.93

     1/1/2007             3/31/2007               33.8                   26.91                    28.26
     4/1/2007             6/30/2007               32.78                  27.25                    31.43
     7/1/2007             8/28/2007               36.93                  26.5                     28.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Amgen Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               66.88                  57.79                    58.15
     4/1/2004             6/30/2004               60.8                   52.15                    54.57
     7/1/2004             9/30/2004               60.45                  53.17                    56.81
    10/1/2004            12/31/2004               64.93                  52                       64.15

     1/1/2005             3/31/2005               65.24                  57.63                    58.21
     4/1/2005             6/30/2005               63.51                  56.19                    60.46
     7/1/2005             9/30/2005               86.92                  60.26                    79.67
    10/1/2005            12/30/2005               84.5                   73.13                    78.86

     1/1/2006             3/31/2006               81.24                  70.03                    72.75
     4/1/2006             6/30/2006               73.5                   63.75                    65.23
     7/1/2006             9/29/2006               72.57                  63.52                    71.53
    10/1/2006            12/29/2006               77                     67.88                    68.31

     1/1/2007             3/31/2007               76.95                  55.13                    55.88
     4/1/2007             6/30/2007               66.06                  52.36                    55.29
     7/1/2007             8/28/2007               57.73                  48.30                    49.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Dow Chemical Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               44.22                  37.49                    40.28
     4/1/2004             6/30/2004               42.45                  36.35                    40.7
     7/1/2004             9/30/2004               45.4                   37.95                    45.18
    10/1/2004            12/31/2004               51.34                  41.82                    49.51

     1/1/2005             3/31/2005               56.75                  47.55                    49.85
     4/1/2005             6/30/2005               50.49                  42.88                    44.53
     7/1/2005             9/30/2005               49.45                  40.18                    41.67
    10/1/2005            12/30/2005               47.21                  40.55                    43.82

     1/1/2006             3/31/2006               45.15                  40.26                    40.6
     4/1/2006             6/30/2006               43.1                   37.01                    39.03
     7/1/2006             9/29/2006               39.98                  33                       38.98
    10/1/2006            12/29/2006               41.55                  38.13                    39.9

     1/1/2007             3/31/2007               47.26                  39.02                    45.86
     4/1/2007             6/30/2007               47.6                   43.71                    44.22
     7/1/2007             8/28/2007               47.96                  38.89                    41.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             NovaGold Resources Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                6.2                    4.29                     5.02
     4/1/2004             6/30/2004                5.25                   3.44                     4.67
     7/1/2004             9/30/2004                6.6                    4.25                     6.35
    10/1/2004            12/31/2004                8.5                    6.01                     7.75

     1/1/2005             3/31/2005                9.79                   6.8                      8.31
     4/1/2005             6/30/2005                8.86                   6.67                     7.64
     7/1/2005             9/30/2005                8.69                   6.77                     8.01
    10/1/2005            12/30/2005                9.6                    7.3                      9.1

     1/1/2006             3/31/2006               15.6299                 9.01                    15.3
     4/1/2006             6/30/2006               16.72                  10.55                    12.82
     7/1/2006             9/29/2006               18.2                   11.53                    15.69
    10/1/2006            12/29/2006               17.16                  14.55                    17.16

     1/1/2007             3/31/2007               17.46                  15.5                     16.95
     4/1/2007             6/30/2007               17.82                  13.24                    15.03
     7/1/2007             8/28/2007               16.34                  12.83                    13.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Caterpillar Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               42.85                  36.255                   39.535
     4/1/2004             6/30/2004               42.38                  36.005                   39.72
     7/1/2004             9/30/2004               40.65                  34.25                    40.225
    10/1/2004            12/31/2004               49.36                  38.375                   48.755

     1/1/2005             3/31/2005               49.98                  43.2                     45.72
     4/1/2005             6/30/2005               51.49                  41.305                   47.655
     7/1/2005             9/30/2005               59.88                  47.425                   58.75
    10/1/2005            12/30/2005               59.84                  48.25                    57.77

     1/1/2006             3/31/2006               77.21                  57.05                    71.81
     4/1/2006             6/30/2006               82.03                  64.41                    74.48
     7/1/2006             9/29/2006               75.43                  62.09                    65.8
    10/1/2006            12/29/2006               70.92                  58.82                    61.33

     1/1/2007             3/31/2007               68.43                  57.98                    67.03
     4/1/2007             6/30/2007               82.89                  65.86                    78.3
     7/1/2007             8/28/2007               87                     70.59                    74.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fluor Corp.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                41.95                  36.5                     38.69
     4/1/2004             6/30/2004                48.15                  36.1                     47.67
     7/1/2004             9/30/2004                47.67                  41.26                    44.52
    10/1/2004            12/31/2004                55.19                  42.77                    54.51

     1/1/2005             3/31/2005                63.94                  50.11                    55.43
     4/1/2005             6/30/2005                62.69                  51.07                    57.59
     7/1/2005             9/30/2005                65.77                  56.25                    64.38
    10/1/2005            12/30/2005                79.1                   58.52                    77.26

     1/1/2006             3/31/2006                88.96                  74.99                    85.8
     4/1/2006             6/30/2006               103.85                  82.13                    92.93
     7/1/2006             9/29/2006                94.95                  73.51                    76.89
    10/1/2006            12/29/2006                88.01                  74.04                    81.65

     1/1/2007             3/31/2007                95                     75.22                    89.72
     4/1/2007             6/30/2007               112.73                  89.78                   111.37
     7/1/2007             8/28/2007               128                    104.30                   119.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Deere & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                71.05                  60                       69.31
     4/1/2004             6/30/2004                74.93                  62                       70.14
     7/1/2004             9/30/2004                69.99                  57.22                    64.55
    10/1/2004            12/31/2004                74.73                  56.723                   74.4

     1/1/2005             3/31/2005                74.41                  65.2                     67.13
     4/1/2005             6/30/2005                69.4                   58.7                     65.49
     7/1/2005             9/30/2005                73.98                  59.81                    61.2
    10/1/2005            12/30/2005                71                     56.99                    68.11

     1/1/2006             3/31/2006                80                     67.61                    79.05
     4/1/2006             6/30/2006                91.98                  76.3864                  83.49
     7/1/2006             9/29/2006                84.97                  66.9                     83.91
    10/1/2006            12/29/2006               101.4                   83.01                    95.07

     1/1/2007             3/31/2007               116.5                   90.23                   108.64
     4/1/2007             6/30/2007               125.64                 103.17                   120.74
     7/1/2007             8/28/2007               133.96                 113.91                   126.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Shaw Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               13.8                   10.33                    10.84
     4/1/2004             6/30/2004               13.33                   9.9                     10.13
     7/1/2004             9/30/2004               12.19                   8.89                    12
    10/1/2004            12/31/2004               17.95                  11.22                    17.85

     1/1/2005             3/31/2005               23.3                   15.43                    21.8
     4/1/2005             6/30/2005               22.37                  17.6                     21.51
     7/1/2005             9/30/2005               25.11                  16.14                    24.66
    10/1/2005            12/30/2005               31.7499                19.876                   29.09

     1/1/2006             3/31/2006               36.08                  27.83                    30.4
     4/1/2006             6/30/2006               34                     23.25                    27.8
     7/1/2006             9/29/2006               27.8                   19.55                    23.64
    10/1/2006            12/29/2006               35.73                  22.39                    33.5

     1/1/2007             3/31/2007               34.55                  28.6                     31.27
     4/1/2007             6/30/2007               46.38                  29.022                   46.29
     7/1/2007             8/28/2007               61.56                  40.12                    47.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American Capital Strategies Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               34.91                  29.3                     33.24
     4/1/2004             6/30/2004               33.65                  24.7                     28.02
     7/1/2004             9/30/2004               32.3                   27.54                    31.34
    10/1/2004            12/31/2004               33.6                   29.23                    33.35

     1/1/2005             3/31/2005               35.7                   29.51                    31.41
     4/1/2005             6/30/2005               36.49                  31.01                    36.11
     7/1/2005             9/30/2005               39.61                  34.24                    36.66
    10/1/2005            12/30/2005               39.1                   34.65                    36.21

     1/1/2006             3/31/2006               37.8                   34.4                     35.16
     4/1/2006             6/30/2006               35.5                   29.65                    33.48
     7/1/2006             9/29/2006               39.74                  33.04                    39.47
    10/1/2006            12/29/2006               46.45                  38.72                    46.26

     1/1/2007             3/31/2007               49.96                  39.3                     44.31
     4/1/2007             6/30/2007               49.45                  40.83                    42.52
     7/1/2007             8/28/2007               46.99                  35                       39.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          C.H. Robinson Worldwide Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               20.774                 18.3                     20.75
     4/1/2004             6/30/2004               23.085                 19.435                   22.92
     7/1/2004             9/30/2004               23.375                 20.57                    23.195
    10/1/2004            12/31/2004               28.195                 22.785                   27.76

     1/1/2005             3/31/2005               28.05                  25.21                    25.765
     4/1/2005             6/30/2005               29.805                 23.595                   29.1
     7/1/2005             9/30/2005               32.165                 28.38                    32.065
    10/1/2005            12/30/2005               41.7                   30.15                    37.03

     1/1/2006             3/31/2006               50.44                  35.55                    49.09
     4/1/2006             6/30/2006               53.56                  42.06                    53.3
     7/1/2006             9/29/2006               55.18                  41.75                    44.58
    10/1/2006            12/29/2006               45.67                  39.44                    40.89

     1/1/2007             3/31/2007               54.67                  42.11                    48.05
     4/1/2007             6/30/2007               58.19                  47.39                    52.52
     7/1/2007             8/28/2007               54.96                  45.54                    47.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Advanced Micro Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               17.5                   13.6                     16.23
     4/1/2004             6/30/2004               17.6                   13.65                    15.9
     7/1/2004             9/30/2004               15.9                   10.76                    13
    10/1/2004            12/31/2004               24.95                  13.09                    22.02

     1/1/2005             3/31/2005               22.3                   14.63                    16.12
     4/1/2005             6/30/2005               18.34                  14.08                    17.34
     7/1/2005             9/30/2005               25.75                  17.22                    25.2
    10/1/2005            12/30/2005               31.84                  20.22                    30.6

     1/1/2006             3/31/2006               42.7                   30.88                    33.16
     4/1/2006             6/30/2006               35.75                  23.46                    24.42
     7/1/2006             9/29/2006               27.9                   16.9                     24.85
    10/1/2006            12/29/2006               25.69                  19.9                     20.35

     1/1/2007             3/31/2007               20.63                  12.96                    13.06
     4/1/2007             6/30/2007               15.95                  12.6                     14.3
     7/1/2007             8/28/2007               16.19                  11.27                    11.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                NutriSystem Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                4.01                   1.69                     3.93
     4/1/2004             6/30/2004                4                      1.65                     1.72
     7/1/2004             9/30/2004                1.98                   1.09                     1.42
    10/1/2004            12/31/2004                3.14                   1.42                     2.85

     1/1/2005             3/31/2005                6.71                   2.81                     6.3
     4/1/2005             6/30/2005               15                      6                       14.76
     7/1/2005             9/30/2005               25.25                  14.52                    25.02
    10/1/2005            12/30/2005               44.15                  25.3                     36.02

     1/1/2006             3/31/2006               50                     33.9                     47.52
     4/1/2006             6/30/2006               76.33                  44.14                    62.13
     7/1/2006             9/29/2006               68.11                  45.45                    62.29
    10/1/2006            12/29/2006               76.2                   58.45                    63.39

     1/1/2007             3/31/2007               68.25                  40.82                    52.41
     4/1/2007             6/30/2007               70                     52.07                    69.8499
     7/1/2007             8/28/2007               74.09                  46.50                    50.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    eBay Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               36.02                  31.295                   34.64
     4/1/2004             6/30/2004               47.065                 34.53                    45.975
     7/1/2004             9/30/2004               47.945                 35.725                   45.97
    10/1/2004            12/31/2004               59.21                  45.22                    58.17

     1/1/2005             3/31/2005               58.885                 35                       37.26
     4/1/2005             6/30/2005               40.94                  30.78                    33.01
     7/1/2005             9/30/2005               44.98                  32.75                    41.2
    10/1/2005            12/30/2005               47.6                   37.22                    43.22

     1/1/2006             3/31/2006               47.86                  36.93                    39
     4/1/2006             6/30/2006               40.82                  28.2                     29.29
     7/1/2006             9/29/2006               29.48                  22.83                    28.36
    10/1/2006            12/29/2006               33.99                  27                       30.07

     1/1/2007             3/31/2007               34.35                  28.6                     33.15
     4/1/2007             6/30/2007               35.41                  30.41                    32.18
     7/1/2007             8/28/2007               37.44                  31.87                    32.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               13.89                  10                       11.18
     4/1/2004             6/30/2004               13.19                  10.08                    13.06
     7/1/2004             9/30/2004               13.03                   9.29                    11.08
    10/1/2004            12/31/2004               12.96                  10.16                    11.77

     1/1/2005             3/31/2005               12.4                   10.61                    11.13
     4/1/2005             6/30/2005               17.08                  10.97                    16.62
     7/1/2005             9/30/2005               21.95                  16.03                    19.33
    10/1/2005            12/30/2005               21.62                  16.61                    19.66

     1/1/2006             3/31/2006               28.28                  19.35                    26.92
     4/1/2006             6/30/2006               29.61                  20.39                    24.19
     7/1/2006             9/29/2006               24.9                   17.5                     24.41
    10/1/2006            12/29/2006               25.57                  18.62                    18.71

     1/1/2007             3/31/2007               23.33                  18.12                    22.74
     4/1/2007             6/30/2007               26.67                  22.43                    25.55
     7/1/2007             8/28/2007               27.25                  21.47                    22.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        NightHawk Radiology Holdings Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                n/a                    n/a                      n/a
     4/1/2004             6/30/2004                n/a                    n/a                      n/a
     7/1/2004             9/30/2004                n/a                    n/a                      n/a
    10/1/2004            12/31/2004                n/a                    n/a                      n/a

     1/1/2005             3/31/2005                n/a                    n/a                      n/a
     4/1/2005             6/30/2005                n/a                    n/a                      n/a
     7/1/2005             9/30/2005                n/a                    n/a                      n/a
    10/1/2005            12/30/2005                n/a                    n/a                      n/a

     1/1/2006             3/31/2006               27.5                   16                       23.89
     4/1/2006             6/30/2006               24.95                  15.75                    17.94
     7/1/2006             9/29/2006               20.75                  15.6                     19.13
    10/1/2006            12/29/2006               28                     16.85                    25.5

     1/1/2007             3/31/2007               27.73                  17.25                    18.19
     4/1/2007             6/30/2007               22.22                  16.75                    18.05
     7/1/2007             8/28/2007               23.48                  17.70                    20.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Microsoft Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               28.83                  24.01                    24.93
     4/1/2004             6/30/2004               28.8                   24.85                    28.56
     7/1/2004             9/30/2004               29.89                  26.74                    27.65
    10/1/2004            12/31/2004               30.2                   26.26                    26.72

     1/1/2005             3/31/2005               27.1                   23.82                    24.17
     4/1/2005             6/30/2005               26.09                  23.94                    24.84
     7/1/2005             9/30/2005               27.94                  24.5                     25.73
    10/1/2005            12/30/2005               28.25                  24.25                    26.15

     1/1/2006             3/31/2006               28.38                  26.1                     27.21
     4/1/2006             6/30/2006               27.941                 21.4599                  23.3
     7/1/2006             9/29/2006               27.52                  22.23                    27.35
    10/1/2006            12/29/2006               30.26                  27.15                    29.86

     1/1/2007             3/31/2007               31.48                  26.6                     27.87
     4/1/2007             6/30/2007               31.16                  27.56                    29.47
     7/1/2007             8/28/2007               31.84                  27.51                    27.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Pfizer Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               38.89                  33.5                     35.05
     4/1/2004             6/30/2004               37.9                   33.82                    34.28
     7/1/2004             9/30/2004               34.46                  29.58                    30.6
    10/1/2004            12/31/2004               31.5                   21.99                    26.89

     1/1/2005             3/31/2005               27.35                  23.8                     26.27
     4/1/2005             6/30/2005               29.21                  25.52                    27.58
     7/1/2005             9/30/2005               27.82                  24.67                    24.97
    10/1/2005            12/30/2005               25.57                  20.27                    23.32

     1/1/2006             3/31/2006               26.84                  23.6                     24.92
     4/1/2006             6/30/2006               25.72                  22.51                    23.47
     7/1/2006             9/29/2006               28.58                  22.16                    28.36
    10/1/2006            12/29/2006               28.6                   23.75                    25.9

     1/1/2007             3/31/2007               27.41                  24.55                    25.26
     4/1/2007             6/30/2007               27.73                  25.23                    25.57
     7/1/2007             8/28/2007               26.15                  23.13                    24.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 31, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.




Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $26,712,000


                                   [RBC LOGO]


                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 August 28, 2007